Exhibit 99.1

Press ReleaseSource: Blue Holdings, Inc.

Blue Holdings, Inc. Appoints Two Retail and Finance Industry Veterans to Board of Directors

COMMERCE, California, May 14, 2007--Blue Holdings, Inc. (NASDAQ: BLUE), a designer, manufacturer and distributor of high-end fashion jeans, apparel and accessories, today announced the appointment of Mr. Harry Haralambus and Mr. Leonard Hecht as independent board members to the Company’s Board of Directors, effective May 8, 2007. The Company also announced that Mr. Marshall Geller has elected to resign as a director, effective May 8, 2007, to devote more time to his other business activities.

“We are very pleased that these respected and experienced executives are joining our board,” said Paul Guez, Chairman and Chief Executive Officer. “Harry and Len bring an incredible wealth of retail and finance knowledge to Blue Holdings and our unique and distinctive lifestyle brands. Their unique individual experience and strengths will greatly complement our board’s existing expertise as we continue to focus on profitably growing our business and further expanding it both domestically and internationally.”

Mr. Hecht brings over 45 years of management experience, primarily in turnarounds, acquisitions and divestitures, strategic planning and general management consulting. He is the Founder and President of Chrysalis Capital Group, an investment banking firm in Southern California. Prior to this, from 1987-1993, he was Managing Director of the Technology Assessment Group at Houlihan Lokey Howard & Zukin. Mr. Hecht has served as Vice Chairman and Chief Executive Officer of publicly-traded Quantech Electronics Corp. and was a Founding Principal of Xerox Development Corp. He began his career in 1961 at IBM Corporation and moved to investment banking in 1969 as a Vice President of Corporate Finance at Cantor Fitzgerald & Company and as a consultant. Mr. Hecht received a B.B.A. from City College of New York and attended New York University’s School of Law.

Mr. Harry Haralambus is currently President of the Lambus Group, which specializes in international consulting, distribution and licensing for apparel products. Mr. Haralambus has in the past been associated with such high-end brands as Joe’s Jeans, Earl Jean, Guess, Kate Spade and Ralph Lauren. He also manages a group of privately held companies related to the apparel industry, accessories, cosmetics and perfume, real estate, licenses and franchises. Mr. Haralambus is a board member of a number of privately held companies, including Simple Beauty UK Limited, The Lambus Corporation and American Rag Cie. He graduated from the University of Cape Town, South Africa with majors in business and law.

Following these appointments, the Company’s Board will consist of five directors.

About Blue Holdings, Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the “Antik Denim,” “Yanuk,” “Taverniti So Jeans” and “Faith” brands, both in the United States and internationally. Blue Holdings currently sells men’s, women’s and children’s styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings’ concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements included in this release include statements related to the continued growth of Blue Holdings’ business. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Blue Holdings, Inc.

Larry Jacobs, CFO 323-725-5555

Larry.jacobs@blueholdings.com

Integrated Corporate Relations

310-954-1100

Andrew Greenebaum

agreenebaum@icrinc.com

or

Patricia Dolmatsky

pdolmatsky@icrinc.com